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                                                                      EXHIBIT 11

                        Morgan Stanley Dean Witter & Co.
                        Computation of Earnings Per Share
                 (In millions, except share and per share data)

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                                                                      Three Months Ended
                                                          ---------------------------------------
                                                             February 28,        February 29,
                                                                2001                 2000
                                                          ------------------    -----------------
Basic:

Weighted-average shares outstanding                           1,089,270,364        1,093,904,751
                                                          ==================    =================

Earnings:

     Income before cumulative effect
       of accounting change                                          $1,075               $1,544
     Cumulative effect of accounting change                             (59)                   -
     Less:    Preferred stock dividend
              requirements                                               (9)                  (9)
                                                          ------------------    -----------------

     Earnings applicable to common shares                            $1,007               $1,535
                                                          ==================    =================

     Basic EPS before cumulative effect
       of accounting change                                           $0.98                $1.40
     Cumulative effect of accounting change                           (0.05)                   -
                                                          ------------------    -----------------

Basic earnings per share                                              $0.93                $1.40
                                                          ==================    =================

Diluted:


Weighted-average shares outstanding                           1,089,270,364        1,093,904,751
Average common shares issuable
     under employee benefit plans                                44,879,861           45,094,720
Average common shares issuable upon
     conversion of ESOP preferred stock                                   -            7,854,565
                                                          ------------------    -----------------

              Total weighted-average diluted shares           1,134,150,225        1,146,854,036
                                                          ==================    =================
Earnings:
     Income before cumulative effect
       of accounting change                                          $1,075               $1,544
     Cumulative effect of accounting change                             (59)                   -
     Less:    Preferred stock dividend
                requirements                                             (9)                  (9)
                                                          ------------------    -----------------

     Earnings applicable to common shares                            $1,007               $1,535
                                                          ==================    =================

     Diluted EPS before cumulative effect
       of accounting change                                           $0.94                $1.34
     Cumulative effect of accounting change                           (0.05)                   -
                                                          ------------------    -----------------

Diluted earnings per share                                            $0.89                $1.34
                                                          ==================    =================
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